EXHIBIT 99.1

Basanite Inc. Welcomes Sergio S. Salani to its Board of Directors

POMPANO BEACH, FL, August 15, 2022 (OTC Accesswire) Basanite, Inc. (OTCQB:BASA) (hereafter referred to as “Basanite” or the “Company”) today announced that Sergio S. Salani has joined the Company’s Board of Directors.

“We are delighted to welcome Mr. Salani to our Board,” said Michael V. Barbera, Basanite’s Chairman. “Mr. Salani is a seasoned entrepreneur with significant experience in finance, legal, and technology matters. We believe Mr. Salani will make a major contribution towards Basanite achieving its goal of becoming a major supplier of advanced technology composite products for the construction industry.”

“I am excited to join the Board of Directors of Basanite, a leader of the next generation of construction materials. Their technologically innovative green and sustainable products, made in America, are the future of the industry and I am eager to help build the company and guide its growth”, said Sergio Salani.

About Sergio S. Salani: Mr. Salani has more than 30 years’ experience in legal, finance and real estate matters, international transactions, specialty finance, technology, commercial real estate investment management and investments in the energy sector. From 2016 to the present, Mr. Salani has served as the founder, Chief Executive Officer and General Counsel of Stoneway Group, L.L.C., an advisory firm providing services with regard to. Also from 2016 to the present, Mr. Salani has served as co-founder and Chief Executive Officer of Ubii.com, a digital marketplace that was launched in February 2021. From 2011 to 2016, he served as co-founder and Chief Executive Officer of Oxford International Group, L.L.C., a privately held financial firm that acquires high credit quality, highly illiquid assets which was sold to an affiliate of Blackstone Group. From 1997 to 2011, Mr. Salani served as partner, legal counsel and Senior Vice President of Peachtree Settlement Funding, L.L.C., an originator of specialty finance receivables such as structured settlements, lottery payment receivables and life settlements, where he was instrumental in building the company from a start-up to a several hundred employee operation and in taking it public in 2006 on London's AIM Market, a sub-market of the London Stock Exchange.

Mr. Salani received a Bachelor of Science in Finance and Economics as well as a Master of Business Administration degree from Drexel University, and a Juris Doctor from Temple University. He is a member of the bars of Florida and the District of Columbia.

About Basanite

Basanite, Inc. (OTCQB: BASA), through its wholly owned subsidiary Basanite Industries, LLC, is a manufacturer and developer of a range of environmentally friendly, high-performance basalt fiber composite products used by the construction industry. Superior to traditional steel elements, Basanite's sustainable products are non-corrosive, lighter, stronger and longer lasting. For more information, please visit www.BasaniteIndustries.com.

Cautionary Note Regarding Forward-Looking Statements

This release, the symposium referred to herein, and statements by the Company’s management in connection therewith contains or may contain “forward-looking statements,” which are based on Company management’s current expectations and assumptions as of the date of this press release. Such statements include those regarding the Company’s business and performance, its prospects, its products and the market for such products, the economy, and other future conditions and forecasts of future events, circumstances, and results, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “goal,” “feel,” "may," “plan,” "will," "expect," "anticipate," "estimate," "intend," “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release involve substantial risks and uncertainties that could cause actual future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. All forward-looking statements in this press release and made in connection with the symposium referred to herein reflect Basanite’s current analysis of existing trends and information and represent Basanite’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors, many of which are beyond the Company’s control. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company (including the risk of the Company continuing as a going concern), please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under "Risk Factors" therein, which was filed with the U.S. Securities and Exchange Commission on April 15, 2022, as well as the Company’s other filings with the Securities and Exchange Commission, all of which may be viewed at http://www.sec.gov.